                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35368) of Minntech Corporation of our report dated September 10, 1997 appearing in the Annual Report of the Minntech Corporation Profit Sharing and Retirement Plan and Trust which is included in this Annual Report on Form 11-K for the year ended March 31, 1997.





/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
September 30, 1997